[Deloitte & Touche letterhead]





To the Board of Directors of Ispat International N.V.

Date                    From                    Reference

June 25, 2003           S. van Dam              OML2685370/OP9994


Independent Auditor's Consent

We consent to the incorporation by reference in this Registration Statement of Ipsat International N.V. on Form S-8 of our report dated February 17, 2003, appearing in the Annual Report on Form 20-F of Ispat International N.V. for the year ended December 31, 2002.

/s/ Deloitte & Touche Accountants